NEWS RELEASE 950 Echo Lane, Suite 100 Houston, TX 77024

AT GROUP 1:	Chairman, President and CEO	B.B. Hollingsworth, Jr.	(713) 647-5700

	SVP, CFO and Treasurer	Robert T. Ray	(713) 647-5700

	Manager, Investor Relations	Kim Paper Canning	(713) 647-5700

AT Fleishman-Hillard:	Investors/Media	Russell A. Johnson	(713) 513-9515

FOR IMMEDIATE RELEASE
THURSDAY, FEB. 3, 2005

GROUP 1 AUTOMOTIVE ANNOUNCES RELEASE AND WEBCAST OF
2004 FOURTH-QUARTER AND FULL-YEAR RESULTS

HOUSTON, Feb. 3, 2005 — Group 1 Automotive, Inc. (NYSE: GPI), a Fortune 500 specialty retailer, announced it plans to release financial results for the fourth quarter and full year ended Dec. 31, 2004, prior to the market open on Thursday, Feb. 24, 2005. B.B. Hollingsworth Jr., Group 1’s chairman, president and chief executive officer, and Robert T. Ray, senior vice president, chief financial officer and treasurer, will host a conference call to discuss the results later that morning at 10 a.m. EST.

The conference call will be simulcast live on the Internet at www.group1auto.com through the Investor Relations section. A replay will be available for 30 days.

A telephonic replay will be available following the call through March 3, 2005, by dialing: 800-405-2236 (domestic) or 303-590-3000 (international), passcode: 11022090#.

About Group 1 Automotive, Inc.
Group 1 owns 95 automotive dealerships comprised of 141 franchises, 33 brands and 32 collision service centers located in California, Colorado, Florida, Georgia, Louisiana, Massachusetts, New Jersey, New Mexico, New York, Oklahoma and Texas. Through its dealerships and Internet sites, the company sells new and used cars and light trucks; arranges related financing, vehicle service and insurance contracts; provides maintenance and repair services; and sells replacement parts.

Group 1 Automotive can be reached on the Internet at www.group1auto.com.